UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 11, 2020, IDEAYA Biosciences, Inc. (the “Company”) entered into a Clinical Trial Collaboration and Supply Agreement (the “Agreement”) with Pfizer Inc. (“Pfizer”), pursuant to which the Company and Pfizer will collaborate on a portion of the Company’s Phase 1/2 study in Metastatic Uveal Melanoma (MUM) and other solid tumors harboring activating GNAQ or GNA11 hotspot mutations, in each case pertaining to the clinical evaluation of the Company’s IDE196 compound in combination with Pfizer’s MEK inhibitor, binimetinib (the “Combination Study”).  Pursuant to the Agreement, the Company is the sponsor of the Combination Study and the Company will provide the Company’s IDE196 compound and will pay for the costs of the Combination Study. Pfizer will provide binimetinib for the Combination Study at no cost to the Company. The Company and Pfizer will jointly own clinical data from the Combination Study and all inventions relating to the combined use of IDE196 and binimetinib.  The Company and Pfizer will form a joint development committee responsible for coordinating all regulatory and other activities under the Agreement.

The foregoing is only a summary description of the terms of the Amendment, does not purpose to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: March 17, 2020	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer